UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 21, 2009

Date of Earliest Event Reported:  September 21, 2009

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2800 E. 13th Street, Ames, Iowa		50010
Krokamp 35, Neumünster, Germany		24539
(Address of principal executive offices)		(U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2                Financial Information

Item 2.05                Costs Associated with Exit or Disposal Activities

On September 21, 2009, Sauer-Danfoss Inc. (the “Company”) announced to its employees that it intends to close its Lawrence, Kansas plant.  The decision to close the plant was taken as part of the Company’s overall cost-reduction strategy in response to the continued downturn in customer orders.  This plant is primarily a gear pumps and motors production facility for the Work Function Segment.  The majority of the plant’s operations are expected to be consolidated into the Company’s Ames, Iowa and Freeport, Illinois facilities.  The transition will commence immediately and is expected to be complete during the second quarter of 2010.

In connection with the plant closure, the Company anticipates incurring expenses in the following approximate amounts:

(amounts in millions)
Employee termination or relocation costs	$2.3
Property and equipment impairment and relocation costs	6.4
Other costs	1.1
Total costs	$9.8

The Company anticipates that approximately forty percent of the foregoing expenses will result in cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: September 21, 2009

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer